UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2015
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Compensation
On February 27, 2015, the Board of Directors (the “Board”) of FMC Corporation (“Company”) as part of its annual review of the compensation of our Chief Executive Officer, Pierre Brondeau, determined, at the recommendation of its compensation consultant, to make the following changes to Mr. Brondeau’s annual compensation. The Board determined that:

•	Effective as of January 1, 2015, Mr. Brondeau’s annual base salary (“Base Salary”) was increased from $1,040,000 to $1,100,000;

•	Effective as of January 1, 2015, Mr. Brondeau’s annual target performance-based bonus percentage was increased from 110% of his Base Salary to 120% of his Base Salary; and

•	Effective as of January 1, 2015, Mr. Brondeau’s long-term incentive compensation grants were increased from a target of $4,351,771 to a target of $5,500,000.
The Board made these changes in recognition of Mr. Brondeau’s performance with the Company and in part due to an analysis of his total target compensation relative to the Company’s peer group, provided by the Company’s compensation consultant.

Also, on February 27, 2015, in recognition of the importance of Mr. Brondeau’s continued leadership, especially during the integration of FMC’s agricultural businesses, the Board of Directors granted him a special equity award. Pursuant to the award, Mr. Brondeau received equity grants with a value of $4,000,000, 50% in options, and 50% in performance-based restricted stock units (“PRSUs”).

The option award to purchase 82,137 shares of our common stock is subject to the terms of the Company’s form option award agreement and the number of shares in the award was determined by dividing $2,000,000 by the Black-Scholes value of an option.

The target number of shares in the PRSU award of 31,541 shares was determined by dividing $2,000,000 by the closing price of the Company’s common stock on the grant date. The PRSU award is subject to the terms and conditions of the Company’s form Performance-Based Restricted Stock Unit Award Agreement, which generally provides that, subject to Mr. Brondeau’s continued employment, on the 3rd anniversary of the grant date, the shares underlying the PRSU award vest, if at all, based on the Company Total Shareholder Return versus a peer group over the three year performance period ending December 31, 2017, in accordance with the following schedule:

Level	Percentile Ranking of Company’s Total Shareholder Return Versus Peer Group	Vesting Percentage of PRSU Award
Threshold	35th Percentile	0%
Target	50th Percentile	100%
Maximum	80th Percentile	200%

If the Company’s performance over the performance period is between the levels set forth above, then the vesting of the PRSU award will be appropriately interpolated.

If Mr. Brondeau’s employment is terminated (a) due to his death, (b) due to his disability, or (c) by the Company without cause, then in any such case, a pro-rata portion of the award would remain outstanding and would vest, if at all, based on the Company’s performance over the full performance period. The Compensation and Organization Committee of the Board would have discretion with respect to the treatment of the PRSU award upon the occurrence of a change in control of the Company; provided however, that, after a change in control of the Company, if Mr. Brondeau’s employment is terminated by the Company without cause or by Mr. Brondeau for good reason, the PRSU award, if then outstanding, would be paid assuming a target level of performance. Upon any other termination of employment, any unvested portion of the PRSU award would be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC CORPORATION (Registrant)

By:	S/ ANDREA E. UTECHT
Andrea E. Utecht Executive Vice President, General Counsel and Secretary

Date: March 5, 2015